December 20, 2003


     THIS LEASE, made this 20th day of December, 2003 by and between Tunnel Properties, LLC, first party (hereinafter called "Landlord"): and American Consumers, Inc., second party, (hereinafter called "Tenant"):


                              W I T N E S S E T H:
                              --------------------

Premises

     1. The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property previously leased to Russell's Food Stores, Inc., (hereinafter called "Premises"), to wit:

                              3507 CHATTANOOGA ROAD
                              TUNNEL HILL, WHITFIELD COUNTY, GEORGIA  30755

Term

     2. To have and hold the same for an initial term beginning on the 1st day of January, 2004 and ending on the 31st day of August, 2007, at midnight, unless sooner terminated as hereinafter provided. Any rent due for December, 2003 will be pro rated and paid prior to December 31, 2003. The rent for the initial term will be $4,000.00 per month.

Renewal  Term

     3. Tenant is hereby granted three (3) options to renew this Lease. Each of the options may be exercised by giving Landlord thirty (30) days written notice prior to the expiration of the initial term or any renewal term.

          The  options  are  as  follows:

                                                                        MONTHLY
OPTION                               TERM                               RENTAL
------                               ----                              ---------

   1                 September 1, 2007 - August 31, 2012               $4,300.00
   2                 September 1, 2012 - August 31, 2017               $4,600.00
   3                 September 1, 2017 - August 31, 2022               $4,900.00


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Rental

     4. Tenant agrees to pay Landlord promptly on the first day of each month in advance, during the term of this Lease a monthly rental of $4,000.00. The obligation to pay rent shall begin January 1, 2004. Tenant may not either remain behind in his payments or routinely get behind in making a payment. More than one (1) late payment within a twelve (12) month period will constitute default of the agreement at the option of the landlord. All payments more than ten (10) days late will bear an interest charge of 18% per annum until paid in full. In addition, any late charges or other expenses resulting from the action or inaction of the Tenant and which are paid by the Landlord would be charged back to the Tenant in the next monthly rent payment.

Utility  Bills  and  Taxes

     5. Tenant shall pay all utility bills, including but not limited to water, sewer, gas, electricity, fuel, light and heat bills for the leased premises and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the leased premises or used by Tenant in connection therewith. If Tenant fails to pay any of said utility bills or charges for garbage collection or other sanitary services, Landlord may pay the same and such payment may be added to the rental of the premises next due as additional rental. Landlord shall maintain fire insurance and shall pay all real estate taxes and maintain the parking lot and septic tank for the building. Landlord will maintain liability insurance for the parking lot.

Maintenance  of  Premises

     6. Landlord, at its expense and risk, shall maintain and repair (including all necessary replacements) the roof, foundation, underground or otherwise concealed plumbing, structural soundness of the exterior walls, excluding windows and doors, heating, air conditioning, septic tank sewer system and the exterior of the building in general; additionally, Landlord shall maintain and repair but not clean the parking lot. Landlord will not allow any other tenants in the shopping center to sell grocery items.

     7. Tenant, at is expense and risk, shall maintain and repair, including all necessary replacements, the interior plumbing, windows, window glass, plate glass, doors,and the interior of the building in general.

Destruction  of,  or  Damage  to  Premises

     8. If the premises are totally destroyed by fire, storm, lightening, earthquake, or other casualties, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any of such casualties, Tenant shall have the option to: (a) terminate the lease, or (b) abate rent in such proportion of use of Premises


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as  has  been  destroyed  and  to  require  Landlord  to restore the Premises to substantially the same condition as before the damage occurred, as speedily as practicable.

Indemnity

     9. Tenant agrees to indemnify and save Landlord harmless against all claims for damages to persons or property by reason of the use and occupancy of the leased premises, including any claims by Tenant's agents and employees, Tenant's customers and invitees, and any and all other persons coming on or about the leased premises during the term of this Lease or any renewal thereof. Landlord shall be responsible for claims for damages to persons or property in the parking lot if such claim was not caused by Tenant. Tunnel Properties, LLC will be listed as an additional insured under the Tenant's General Liability Policy and that on an annual basis when the policy is renewed be provided with a copy of the policy renewal. He shall be notified at any time the policy is not in force. The General Liability Policy will be for an amount not less than $1,000,000.00.

Governmental  Orders

     10. Landlord agrees, at his own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said premises. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord shall exceed a sum equal to six (6) month's rent, then the Landlord is privileged to terminate this Lease by giving written notice of termination to the other party which termination shall become effective sixty
(60) days after receipt of such notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of six (6) month's rent, or secure payment of said sum in manner satisfactory to the party giving notice.

Condemnation

     11. If the whole of the leased premises, or such portion thereof as will make the premises unusable for the purposes therein leased, be condemned by any legally constituted authority for any public use or purpose then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities and rental shall be accounted for as between Landlord and Tenant to recover compensation and damage caused by condemnation from the condemner. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the lease as herein provided.


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
Assignment  and  Subletting

     12. Tenant shall have the right and option to sublet any portion of or all of the leased premises, upon written permission of the Landlord first obtained, which permission shall not be unreasonably withheld by Landlord.

Removal  of  Fixtures

     13. Tenant may (if not in default hereunder) prior to the expiration of this lease, or any extension thereof, remove all its fixtures and equipment provided Tenant repairs all damage to premises caused by such removal.

Cancellation  of  Lease  by  Landlord

     14. It is mutually agreed that in the event that the Tenant shall default in the payment of rent, when due, and fails to cure said default within ten (10) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the date of receipt of written notice of default from Landlord; or if Tenant is adjudicated bankrupt or if a permanent receiver is appointed for Tenant's property and such receiver is not removed then Landlord reserves the right to terminate this Lease upon thirty (30) days written notice to Tenant.

Signs

     15. Tenant shall be permitted to place such signs on the leased premises, as it deems necessary.

Entry  for  Carding,  Etc.

     16. Landlord may card premises "For Rent" or "For Sale" thirty (30) days before the termination of this Lease unless the Lease has been renewed as hereinbefore provided. Landlord may enter the premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any.


Effect  of  Termination  of  Lease

     17. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.


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
Mortgage's  Rights

     18. If disclosed to Tenant in writing by Landlord, Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt, which is now, or may hereafter be, placed upon the premises by Landlord.


No  Estate  in  Land

     19. This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

Holding  Over

     20. If Tenant remains in possession of premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant at will at rental rate in effect at end of this Lease; and there shall be no renewal of this Lease by operation of Law.


Rights  Cumulative

     21. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

Service  of  Notice

     22. If to Landlord: Ken Gowin, President, Tunnel Properties, LLC, Tunnel Hill, Georgia 30755.

          If to Tenant: American Consumers, Inc., P.O. Box 2328,Fort Oglethorpe, Georgia 30742, Attn: Michael A. Richardson, President. Also a copy to John F. Henry, Witt, Gaither & Whitaker, P.C., 1100 SunTrust Bank Building, Chattanooga, Tennessee 37402.


Waiver  of  Rights

     23. No failure of Landlord or Tenant to exercise any power or right given them hereunder, or to insist upon strict compliance by either with their obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute


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
a waiver of Landlord's or Tenant's right to demand exact compliance with the terms hereof.

Time  of  Essence

     24.  Time  is  of  the  essence  of  this  agreement.

Definitions

     25. "Landlord" as used in this Lease shall include first party, their heirs, representative, assigns and successors in title to the premises. "Tenant" shall include second party, its heirs and representative, and if this Lease shall be validly assigned or sublet, shall include also Tenant assignees or subleases, as to premises covered by such assignment or sublease. "Landlord", and "Tenant", include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

Estoppel  Certificate

     26. (a) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

          (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.


     27.  This  Agreement  shall be interpreted and construed in accordance with
the  Laws  of  Georgia.   That  venue  and  jurisdiction  shall  rest  with  the
appropriate  court(s)  in  Whitfield  County.


     28. If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or cause of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this agreement, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and other


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
costs incurred in the proceeding. That venue and jurisdiction shall rest with the appropriate court(s) in Whitfield County.


Entire  Agreement,  Modification

     This Lease contains the entire agreement of the parties hereto and no prior or contemporaneous representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect, regardless of the course of dealing of the parties hereto. This Lease may only be modified or amended in writing, signed by the parties hereto.


     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.

Signed,  sealed  and  delivered  as  to  Landlord,  in  the  presence  of:


          LANDLORD
          --------

          /s/ Ken Gowin                                      December 17, 2003
          _____________________________________             ____________________
          Ken Gowin, President                                      Date
          Tunnel Properties, LLC


          TENANT
          ------

          American Consumers, Inc.

          /s/ Michael A. Richardson                          December 17, 2003
          By:  ________________________________             ____________________
               Michael A. Richardson, President                     Date




ATTEST:

/s/  Reba  S.  Southern
_____________________________
Secretary

                                 Corporate Jurat


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